UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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LEGG MASON PARTNERS INSTITUTIONAL TRUST

LEGG MASON PARTNERS MONEY MARKET TRUST

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST

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DB3/ 203402263.1

Legg Mason & Co., LLC

100 International Drive

Baltimore, MD 21202

LeggMason.com

July 17, 2020 – Western Asset Liquidity Funds

Legg Mason Product Updates

As part of our ongoing commitment to keep you informed about our product line-up, included below are updates to existing products offered by Legg Mason/Western Asset.

Western Asset Funds Shareholder Meeting Update for July 14, 2020

The Legg Mason/Western Asset Funds' Special Meeting of Shareholders was held on July 14, 2020. For these funds, eighty-five (85) successfully passed the proposals to update their management and subadvisory agreements.

However, six (6) liquidity Funds have not yet obtained a sufficient number of votes to approve the new agreements, and their meetings were adjourned to permit the continued solicitation of shareholder votes. These Funds are as follows:

Western Asset Government Reserves

Western Asset Institutional Government Reserves

Western Asset Institutional Liquid Reserves

Western Asset Institutional U.S. Treasury Reserves

Western Asset Premium Liquid Reserves

Western Asset U.S. Treasury Reserves

The next shareholder meetings are scheduled for July 29, 2020 at 4:30 p.m. Eastern Time, to allow us to solicit additional shareholder votes. In the interim, our proxy solicitors regrettably must continue the telephone calls and mailings to shareholders, of the six (6) funds, who still have not voted. Please see the attached Excel chart for impacted fund information.

As previously communicated, due to the public health impact of the coronavirus ("COVID-19") pandemic and to support the health and safety of its shareholders, the meetings will be held in a virtual meeting format only. The meetings will be accessible solely by means of remote communication.

Please note that these are not routine proxy votes. We recognize this process has been challenging to you, and to your investor clients, but again ask for your help in achieving the high level of voter participation required by federal law.

In these unusual times, mailings and other correspondence may be in locations not accessible to our clients.

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Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce Investment Partners | Western Asset

Legg Mason & Co., LLC

100 International Drive

Baltimore, MD 21202

LeggMason.com

July 17, 2020 – Western Asset Liquidity Funds

The Western Asset Client service team are available to assist you in providing copies of the shareholder proxy as well as assist with providing important information needed to vote your shares. Please contact:

Matt.jones@westernasset.com (203) 451 9580

Thomas.groark@westernasset.com (914) 261 0677

John.bonczek@westernasset.com (917) 439 9210

Jason.straker@westernasset.com (310) 795 5998

You could lose money by investing in a money market fund. Although certain money market funds seek to preserve the value of your investment at $1.00 per share, they cannot guarantee they will do so. Because the share price of certain money market funds will fluctuate when you sell your shares in those funds, they may be worth less than what you originally paid for them. A money market fund may impose a fee upon the sale of your shares or may temporarily suspend your ability to sell shares if a fund's liquidity falls below required minimums because of market conditions or other factors. An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. A money market fund's sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time.

All investments involve risk, including the loss of principal.

©2020 Legg Mason Investor Services, LLC, member FINRA, SIPC. Legg Mason Investor Services, LLC and all entities mentioned are subsidiaries of Legg Mason, Inc.

BEFORE INVESTING, CAREFULLY CONSIDER A FUND'S INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES. YOU CAN FIND THIS AND OTHER INFORMATION IN EACH PROSPECTUS, AND SUMMARY PROSPECTUS, AT WWW.LEGGMASONFUNDS.COM. PLEASE READ THE PROSPECTUS CAREFULLY.

Intended for Home Office Use Only. Not for Use with the Public.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce Investment Partners | Western Asset